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                                  EXHIBIT 23.3

                      [SELZNICK & COMPANY, LLP LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related prospectus of our report dated July 12, 2004, with respect to the combined financial statements of Northern Healthcare Associates and subsidiaries included in the Amended Current Report on Form 8-K/A filed by Psychiatric Solutions, Inc. on August 10, 2004. We also consent to the reference to us under the heading "Experts" in the prospectus.

                                                 /s/ Selznick & Company, LLP

August 20, 2004
Armonk, New York